                                                                 Exhibit 10.32

                           (Translation from Hebrew)
                                 Lease Agreement


              Entered into and signed in Jerusalem on June 13, 2000


Between: Har Hotzvim Properties Ltd.  (51-168405-2) of 27, Hamered St., Tel Aviv
         (hereinafter: the "Lessor")

And: VYYO Ltd. (51-086689-0) of Kiriat Hamada St., Building # 6, Har Hotzvim P.O.B. 45017, Jerusalem (hereinafter: the "Lessee")


Whereas the Lessor owns the rights to the land known as parcel 110 in block 30241 on Kiriat Hamada St., Har Hotzvim, Jerusalem; and

Whereas there is an existing building on the said land, and other buildings are in the stages of planning, construction and development; and

Whereas the Lessee is interested in leasing two units from the Lessor, located in Building B on the land, as set forth herein; and

Whereas the Lessor agrees to lease two units in Building B on the land to the Lessee, as set forth herein; and

Whereas the parties have agreed upon the principles for the adjustment of the leased premises to the Lessee's requirements, and all other terms and conditions of the transaction have been agreed upon,


Therefore, it has been agreed, stipulated and declared as follows:


1.       General
         -------

1.1      The preamble to this agreement constitutes an integral part hereof.

1.2      Definitions
         -----------

         In this agreement, the following terms shall have the meaning set forth beside them:

1.2.1 "Land" - parcel 110 in block 30241 on Kiriat Hamada St., Har Hotzvim, Jerusalem, including anything constructed thereon and anything to be constructed and developed thereon. The boundaries of the Land are marked on the drawing attached to this agreement as Appendix A-1 and constituting an integral part hereof.

1.2.2 "Project" - the Ramot Meir project located on the Land, that includes and will include multi-functional buildings, parking lots and open spaces.

         The Project is due to include three main buildings in addition to a high-rise building (Buildings A, B, C and D). The term "Project" imports each of these buildings, and all other buildings, facilities, areas, yards, roads and anything else located on the Land.

         The Lessor intends to include within the Project catering services, a post office and a bank.

         The construction of the Project shall be carried out in stages, at the Lessor's discretion.

1.2.3 "Building A" - an existing, multi-story building in the Project, the boundaries of which are marked on the drawing attached as Appendix A-1.

         "Building B" - a building in the stages of planning and construction, the boundaries of which are marked on the drawing attached as Appendix A-1, which will contain parking lot levels and multi-functional levels.

         "Building C" - a planned building, the boundaries of which are marked on the drawing attached as Appendix A-1, which will contain parking lot levels and multi-functional levels.

         "Building D" - a planned building, designed as a high-rise, which will be constructed above part of Building C, if the construction thereof will be approved.

1.2.4 "Leased Premises" - an area on the second floor (level 718) in Building B and an area on the third floor (level 722) in Building B.

         The boundaries of the part of the Leased Premises located on level 718 are marked in blue on the drawing attached to this agreement as an integral part hereof and marked as "Appendix A-2-(1)" (this part of the Leased Premises is marked as unit B/2/102 of the Project).

         The boundaries of the part of the Leased Premises located on level 722 are marked in blue on the drawing attached to this agreement as an integral part hereof and marked as "Appendix A-2-(2)" (this part of the Leased Premises is marked as unit B/3/102 of the Project).

         For the purposes of this agreement, it is agreed that the part of the Leased Premises located on level 718 shall be deemed to include 2,076 m/2/ gross. It is
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         further agreed that for the purposes of this agreement, the part of the
         Leased Premises located on level 722 shall be deemed to include 1,930 m2 gross. Therefore, it is further agreed that for the purposes of this agreement, the Leased Premises in their entirety shall be deemed to include 4,006 m2 gross, subject to measurement as set forth in the special appendix hereof.

         The Leased Premises shall also include any and all work, systems and supplies pursuant to Appendix B hereof (technical specification).

1.2.5 "Dining Room" - an area of approximately 150 m2 on the ____ floor (level ____) in Building B, which the Lessor undertakes to make available to the Lessee and to other lessees in the Building, for use as a dining room, starting on the Date of Commencement of the Lease, as defined hereunder, until the dining room/restaurant planned in Building B or C, once built, shall be operated.

1.2.6 "Month" - a Gregorian month commencing on the first day of such month and ending on the last day of such month, according to the number of days in such month in such year, according to the Gregorian calendar.

1.2.7 "Management Company" - a company named by the Lessor to provide management and maintenance services for the Project, whether a company of the Lessor's or any other company to be chosen by the Lessor.

1.3 The Appendices attached to this agreement constitute an integral part hereof. Following are the appendices of the agreement:

         Appendix A-1: drawing of the Land.

         Appendix A-2-(1): drawing of the part of the Land located on level 718.

         Appendix A-2-(2): drawing of the part of the Land located on level 722.

         Appendix B: technical specification.

         Appendix C: interior work by the Lessee in the Leased Premises.

         Appendix D: canceled.

         Appendix E: insurance appendix (to which two sub-appendices are attached).

         Appendix F: bank guarantee sample.

1.4 The headings of the sections and provisions of this agreement are inserted in order to facilitate the reading of the agreement and the appendices hereof. They constitute no part of the agreement and the agreement shall not be construed in accordance therewith.

2.       Undertaking to Lease
         --------------------

         The Lessee hereby undertakes to lease the Leased Premises from the Lessor, and the Lessor hereby undertakes to lease the Leased Premises to the Lessee, in accordance with all the terms and conditions of this agreement.

         The Lessee further undertakes hereby to enter into a management contract with the Management Company named in this agreement, and to fulfill all the terms and conditions of the management contract as part of the undertakings thereof to the Lessor pursuant to this agreement.

3.       Term of the Lease
         -----------------

         The duration of lease of the Leased Premises is hereby determined as four years, commencing on January 1, 2001 (hereinafter: the "Date of Commencement of the Lease") and ending on December 31, 2004 (this period shall be referred to herein as the "Term of the Lease").

         The Lessee shall be entitled to extend the Term of the Lease in accordance with the provisions of Section 23 hereunder.

4.       Surrender of possession of the Leased Premises
         ----------------------------------------------

4.1 The Lessee hereby undertakes to take possession of the Leased Premises at the time of signing of this agreement.

4.2 By the date of surrender of possession of the Leased Premises to the Lessee, the Lessor shall complete the work on the Leased Premises in accordance with the "technical specification" attached to this agreement as an integral part hereof and marked as "Appendix B".

         For the sake of good order, it is hereby clarified that both the Lessor and other lessees in the building and in the Project may continue performing construction and finish on the Project (and on any part thereof) in the building at which the Leased Premises are located, and on other leased premises in such building, also after possession of the Leased Premises is surrendered to the Lessee.

         The aforesaid notwithstanding, it is clarified that the construction work to be performed by the Lessor after surrender of possession of the Leased Premises to the Lessee, shall be limited to performance of adjustments in other units in the building, construction of the new buildings (C and D) and land development work.
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         The Lessor shall endeavor to ensure that the work mentioned in the two foregoing paragraphs shall be performed with the least disturbance to the Lessee; in any event, reasonable access to the Leased Premises will be assured.

4.3 The Lessee confirms that it has perused the plans for the Leased Premises and the technical specification and has closely examined the same, and that subject to the performance thereof, the Leased Premises are to its full satisfaction.

4.4 The provisions of Section 14 hereunder and the provisions of the document entitled "interior work by the Lessee", attached to this agreement as an integral part hereof and marked as "Appendix C" shall apply in all matters pertaining to interior work to be performed by the Lessee on the Leased Premises.

5.       Rent payments
         -------------

5.1 The monthly rent for each Month during the Term of the Lease between January 1, 2001 and December 31, 2004 is determined hereby in the amount of NIS 164,406 (one hundred sixty four thousand, four hundred and six New Israeli Shekels), in addition to indexation (hereinafter:
         "Monthly Rent").

5.2 In the event that the Lessee shall exercise the right thereof to extend the Term of the Lease, as set out in Section 23 hereunder, the rent to be paid by the Lessee to the Lessor for each of the following periods shall be as follows:

         The monthly rent for each Month during the Term of the Lease between January 1, 2005 and December 31, 2006 and in the Term of the Lease between January 1, 2007 and December 31, 2008 shall be NIS 172,626 (one hundred seventy two thousand, six hundred and twenty six New Israeli Shekels) in addition to indexation (hereinafter: "Monthly Rent"). This amount reflects a 5% increase from the Rent fixed for the period between January 1, 2001 and December 31, 2004 as set out above.

         The monthly rent for each Month during the Term of the Lease between January 1, 2009 and December 31, 2010 and in the Term of the Lease between January 1, 2011 and December 31, 2012 shall be NIS 181,258 (one hundred eighty one thousand, two hundred and fifty eight New Israeli Shekels) in addition to indexation (hereinafter: "Monthly Rent"). This amount reflects a 5% increase from the Rent fixed for the period between January 1, 2005 and December 31, 2008 as set out above.

         The monthly rent for each Month during the Term of the Lease between January 1, 2013 and December 31, 2014 and in the Term of the Lease between January 1, 2015 and December 31, 2016 shall be NIS 190,321 (one hundred ninety thousand, three hundred and twenty one New Israeli Shekels) in addition to indexation (hereinafter: "Monthly Rent"). This amount reflects a 5% increase from the Rent fixed for the period between January 1, 2009 and December 31, 2012 as set out above.

5.3 In addition to the Monthly Rent, the Lessee shall pay the Lessor V.A.T. at the lawful rate thereof at the time of payment. Rent shall be no less than the amounts set out in Section 5.1 above.

5.4 The Monthly Rent, as set out above, shall be linked to the index and paid in addition to indexation differences, the bases for indexation being as follows:

5.4.1 It is agreed that the "Basic Index" according to which the Monthly Rent shall be calculated is the index for the month of April 2000, published on May 15, 2000 (105.8 points).

5.4.2 It is agreed that the "Effective Index" shall be the index to be known on the date of actual payment of the Monthly Rent.

5.4.3 The "Index" shall mean the index known as the "Consumer Price Index" (including fruit and vegetables) published by the Central Statistics and Economic Research Bureau; if publication of such index shall be ceased, it shall be replaced by the index to be determined by the Central Statistics Bureau as the index replacing it, and if none is determined, then it shall be replaced by the index which the Bank of Israel shall accept as the index replacing the same, regardless of whether or not they shall be based on the same data on which the said Index is based.

6.       Payment of Rent
         ---------------

6.1      The Lessee undertakes to pay the Monthly Rent to the Lessor as follows:

6.1.1 The Monthly Rent throughout the Term of the Lease, in addition to V.A.T., shall be paid by the Lessee to the Lessor in quarterly installments (each in the amount of Monthly Rent for three months in addition to indexation and V.A.T.), payable for each three months in advance, no later than the first day of the first Month of each three months.

         The payment of Rent pursuant to this subsection shall be made in each year in which the lease shall be valid, on the first day of each of the following months: January, April, July, October.

         V.A.T. shall be paid by the Lessee to the Lessor in postdated checks, dated one day prior to the date of payment of V.A.T. by the Lessor to the V.A.T. authorities.

6.1.2 It is agreed that on the Date of Commencement of the Lease, the Lessee shall pay the Lessor NIS 490,263 (four hundred ninety thousand, two hundred and sixty three New Israeli Shekels), in addition to V.A.T., on account of Monthly Rent for the period between January 1, 2001 and March 31, 2001.

         It is agreed that all the remaining payments of Monthly Rent, from April 1, 2001, shall be paid in the installments and on the dates set out in Section 6.1.1 above.

6.1.3 Payment of Monthly Rent shall be made in addition to indexation, to be calculated according to the ratio between the "Basic Index" and the "Effective Index".

6.1.4 The Lessee may not make early payment of Monthly Rent without the Lessor's consent, given in advance and in writing, if given.

6.2 The Lessee shall pay the Monthly Rent, in addition to V.A.T. and indexation as set out in Section 5 above, to the Lessor in the form of a bank transfer, by a standing order to be given to the branch of the bank at which the Lessee maintains its account, to the Lessor's bank account mentioned in Section 24 hereunder.

6.3 Each of the sub-provisions of this Section 6 constitutes a fundamental term of this agreement, breach of which shall constitute a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

7.       Purpose of the lease
         --------------------

7.1 The Lessee leases the Leased Premises and any part thereof for the purpose of research, development, manufacture and marketing of communications products only, and undertakes to make use of the Leased Premises for this purpose only throughout the entire Term of the Lease.

7.2 The Lessee alone, at its expense, shall be liable for obtaining business licenses for the use of the Leased Premises. At the Lessee's request, the Lessor shall sign any document for which the signature of the owner of the rights to the property shall be required, for receipt of licenses and/or permits and/or approvals for the purpose of managing the Lessee's business at the Leased Premises, provided that the signature thereof shall impose thereon no responsibility and/or liability and/or cost of any kind.

7.3 The Lessee confirms that the Leased Premises are due to be used thereby for the performance of an "Approved Enterprise" and/or for the execution of an "Approved Plan" (as these terms are defined in the encouragement of capital investments laws), subject to the timetable of the Lessee's Approved Plan.

7.4 The provisions of Section 7.1 constitute a fundamental term of the agreement, breach of which shall constitute a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

8.       Identity of the users of the Leased Premises
         --------------------------------------------

8.1 The Leased Premises are leased to the Lessee alone; the Lessee may not transfer the Leased Premises or any part thereof to another, nor may the Lessee award any right to the Leased Premises or any part thereof to others, without the Lessor's prior written consent, with the alternate lessee or the sub-lessee being to the Lessor's full satisfaction.

8.2 The aforesaid notwithstanding, the Lessor may reject a sub-lessee or an alternate lessee on reasonable grounds only.

8.3 The Lessee being a limited company, it is agreed that the Lessee shall notify the Lessor of any change in control of the company shortly after occurrence thereof.

         The Lessee's subsidiaries, sister companies, affiliated companies and parent company shall be entitled to make use of the Leased Premises, provided that the Lessee shall remain liable for all the undertakings thereof under this agreement. The Lessor's approval for use by such companies shall not be required.

8.4 Each of the provisions of this Section 8 constitutes a fundamental term of this agreement, breach of which shall constitute a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

9.       Taxes and other mandatory payments on the Leased Premises
         ---------------------------------------------------------

         It is agreed by the parties that all taxes, levies, fees and other mandatory payments imposed with respect to the Leased Premises and any part thereof, without exception, shall be borne by the Lessee. Without derogating from the generality of the aforesaid and from other sections of this agreement, it is hereby clarified that the Lessee shall pay the municipal taxes for the Leased Premises.

         Property tax and other taxes imposed only on owners of property, and on owners alone, shall be paid by the Lessor.

10.      Costs of use and maintenance of the Leased Premises and liability
         -----------------------------------------------------------------
         for damages
         -----------

10.1 Expenses and payments of any kind required for the use of the Leased Premises and as a result of the use of the Leased Premises, including electricity, water, telephone, communications, heating, air-conditioning, gas - pursuant to the provisions of the management agreement - shall be borne by the Lessee alone.

10.2 If no water meter shall be installed at the Leased Premises, pursuant to the Lessor's decision, then payment for use of water shall be made by the Lessee to the Lessor (in addition to V.A.T.) directly or through the Management Company. The calculation of the Lessee's share in the costs of water usage shall be made by the Lessor according to the proportionate share of the Leased Premises in the building at which the Leased Premises are located. Payment for water shall be made within two weeks from the date of delivery of an account by the Lessor to the Lessee on this matter.

         If water usage in the building at which the Leased Premises are located shall be marginal or negligible, then the Lessor may determine that the overall use of water in the building shall be included within the "actual expenses" of the Management Company, for which the Lessee shall pay a "co-payment towards the company's expenses" as set out in the management agreement.

         The Lessor undertakes to install separate water meters for occupants of the building consuming an extraordinary amount of water.

10.3 The Lessee alone shall be responsible for maintaining the Leased Premises and the systems thereof in proper working order, and to repair any damage or malfunction to be caused or to occur in the Leased Premises throughout the Term of the Lease, due to a negligent and/or malicious act and/or omission by the Lessee. The Lessee shall not be responsible for repairing any damage or malfunction occurring outside the external walls of the Leased Premises or in the structure of the concrete ceiling of the Leased Premises or in the systems of the building outside the Leased Premises which are not systems of the Leased Premises, except for damages or malfunctions resulting from a negligent and/or malicious act or omission by the Lessee. The Lessee shall be responsible for any damage caused to the windowpanes of the Leased Premises, provided that damage to the windowpanes of the Leased Premises as aforesaid shall have been caused by a negligent and/or malicious act or omission by the Lessee and/or by another acting on its behalf.

         The Lessor shall be responsible for repairing any damage or malfunction resulting from construction defects and/or use of defective construction materials and/or reasonable wear and tear, with respect to the systems of the building or the building itself, unless such damages shall result from a negligent and/or malicious act or omission by the Lessee, in which case the Lessee shall be responsible for such damage.

         It is agreed that the Lessor and/or others on its behalf shall be entitled, upon prior coordination with the Lessee, to pass through the Leased Premises for the purpose of servicing, repair and maintenance of the pipes passing through the shaft located in the Leased Premises, including the air-conditioning systems therein.

         The Lessor undertakes to perform urgent repairs, to the extent that the responsibility for performance of which is imposed thereon in this agreement, within 48 hours from the time of notification thereof by the Lessee. In the event that the Lessor shall have failed to repair the same within 48 hours as aforesaid, the Lessee shall be entitled to repair the same.

10.4 The Lessee alone, at its expense, shall be liable for any damage caused to the Leased Premises, to property and to any person therein caused and/or to be caused due to a negligent and/or malicious act or omission by the Lessee and/or by another on its behalf.

         In addition to the aforesaid, it is agreed that the Lessee shall be liable for damages of any kind to be caused due to a negligent and malicious (sic) act or omission by the Lessee, to the Lessor and/or to the Management Company and/or to any third party including, and without derogating from the generality of the aforesaid, any bodily injury or damage to property belonging to any person found at any time in the area of the Project, and the Lessee hereby releases the Lessor and/or the Management Company from any lawful obligation in connection with any such damage, and it undertakes to indemnify and/or compensate them for any amount of damages to be suffered by the Lessor and/or the Management Company and for any amount charged to the Lessor and/or the Management Company in connection with any damage and expense and/or loss and/or fine to be incurred as aforesaid. The indemnification and compensation shall also include legal fees which the Lessor and/or the Management Company shall incur in connection with the aforesaid and shall be paid to the Lessor and/or to the Management Company immediately upon first demand.

         It is hereby declared and agreed that the Lessee and anyone acting on its behalf expressly waive any cause of action against the Lessor and/or the Management Company and others acting on their behalf and against other occupants of the Project, in whose lease and/or management agreements a parallel provision has been included with respect to the waiver of cause of action against the Lessee, for any damage for which it is entitled to indemnification under the insurance policies it shall have undertaken to take out in the management contract, the lease agreement or any other appendix constituting part thereof. The waiver of the right to claim shall extend also to damage for which the occupant is entitled to no indemnification due to the co-payment stated in the policy. The waiver of the right of indemnification shall not apply to anyone having caused damage maliciously.

11.      Insurance policies
         ------------------

         The Lessee undertakes to take out the insurance policies specified in Appendix E of the agreement, and undertakes to fulfill each of the undertakings imposed on the Lessee in Appendix E of the agreement.

         Each of the Lessee's undertakings in this Section 11 and in Appendix E of the agreement (and in the sub-appendices thereof) is a fundamental term of the agreement, breach of which constitutes a fundamental breach of the agreement, subject to the provisions of Section 18 hereunder.

12.      Inapplicability of tenants' protection
         --------------------------------------

         The Lessee declares that it is aware of the following, and agrees thereto:

12.1 The Lessee neither is nor will be a protected tenant pursuant to the Tenants Protection Law (Consolidated Version), 5732-1972.

12.2 The lease is unprotected; neither the lease nor the parties to the agreement shall be subject to the said tenants protection law, nor to any other statute or law concerning the protection of tenants or the limitation of rent payment, which shall replace or supplement the said law.

12.3 The Lessee has not paid, and it is agreed that it shall not pay any payment, nor award the Lessor any right constituting key money. It is agreed that any payment, consideration, right or benefit which the Lessor shall extract from the lease, the Leased Premises and the Lessee shall too be deemed as part of the Rent for all intents and purposes, in addition to the Rent set out in this agreement.

12.4 The Lessee declares that it is aware that the Leased Premises constitute part of a building built after April 1, 1954 (in fact, after August 20, 1968), and was first leased after March 31, 1955 (in fact, after August 20, 1968), and that the Leased Premises are vacant of any lessee on the date of signing of this agreement.

12.5 The Lessee declares that the Leased Premises are vacant of any lessee and any person entitled to occupy the same (save the Lessor).

12.6 At the time of vacation of the Leased Premises by the Lessee, the Lessee shall be entitled to no payment or right of any kind from the Lessor and/or from any alternate lessee or from anyone else, including due to improvements or installations performed in the Leased Premises.

13.      Planning of and construction work on the Project
         ------------------------------------------------

13.1 The Lessee confirms that it is aware that the program, planning, development, building and construction work of the Project (each, "Project Construction Work") have not yet been completed, except for the existing building (Building A), in which too modifications and additions will be performed. The Project Construction Work (and any part thereof) includes, inter alia, the construction of buildings, development and finish, and interior work in finished parts of buildings. The work will be carried out in stages and pursuant to time tables, without limitation in time, according to existing plans or plans to be prepared or modified in the future, and all according to the Lessor's discretion.

         The aforesaid notwithstanding, it is clarified that after surrender of possession of the Leased Premises to the Lessee, the Lessor's work shall be limited to performance of adjustments in other units in the building, construction of the new buildings (C and D) and land development work. The Lessor shall endeavor to ensure that the work, as set out above, shall be performed with the least disturbance to the Lessee, and in any event, reasonable access to the Leased Premises will be assured.

13.2 It is agreed that the Lessee shall entertain no claims and demands against the Lessor and any third party due to any disturbance or damage to be caused thereto, if any, due to the Project Construction Work (and any part thereof) or due to incompletion thereof, subject to that the Lessee's rights to reasonable use of the Leased Premises, including reasonable access to the Leased Premises, shall not be prejudiced. It is further agreed that the Lessee shall perform no act nor institute any proceeding which would prejudice the Lessor's liberty to plan the Project or the performance of Project Construction Work by the Lessor or by another on its behalf, and any part thereof.


14.      Interior work at the Leased Premises by the Lessee
         --------------------------------------------------

14.1 It is agreed that the Lessee shall receive possession of the Leased Premises in its technical condition as is, with respect to which or wherein all the installations and components specified in Appendix B hereof (technical specification) shall have been installed.

14.2 It is agreed that the Lessee alone, at its expense, shall be liable and responsible for any work for the adjustment of the Leased Premises for the purpose of the lease and the Lessee's use, including any construction, installation and assembly at the Leased Premises, and various systems and supplies (each, "Interior Work").

         No work in or supply to the Leased Premises, except as set forth in Appendix B hereof (technical specification) is or will be imposed on the Lessor.

14.3 It is hereby agreed that the Lessee may perform no Interior Work on the Leased Premises, other than subject to and in accordance with the provisions of Appendix C of the agreement, constituting an integral part hereof. The Lessee shall be responsible for obtaining any permit or license lawfully required in order to perform the Interior Work.

         The Lessee shall commence the Interior Work on the Leased Premises no later than September 15, 2000; provided, however, that the Lessee's plans (including the plans for the systems) shall have been approved by the Lessor in advance and in writing. The Lessee undertakes to complete the Interior Work on the Leased Premises by June 1, 2001, and undertakes to perform the same with the least disturbance to the other occupants in the building.

14.4 Upon completion of the Interior Work performed on the Leased Premises by the Lessee, the Lessee shall be prohibited from making any change to the Leased Premises and the systems thereof, or any addition to the Leased Premises (including any fixture or system) without the Lessor's advance and written consent, to be examined by the Lessor in accordance with the exclusive considerations thereof.

         The aforesaid notwithstanding, the Lessee may erect interior partitions and perform interior modifications at the Leased Premises which have no bearing on the framework of the Leased Premises and/or of the building, provided that it shall have notified the Lessor of its intention of so doing at least seven days in advance and in writing, and the Lessor shall have had no objection thereto. The Lessor may object to the performance of interior changes by the Lessee as aforesaid on reasonable grounds only.

14.5 For the removal of doubt, it is hereby clarified that if the method of supply of water to the Leased Premises shall be directly from the local authority, then the Lessee shall be required to enter into a water supply contract for the Leased Premises with the Jerusalem municipality by the Date of Commencement of the Lease and to arrange for a water meter to be installed with respect to the Leased Premises at its expense by such date. It is further agreed that the Lessee shall enter into an electricity supply contract with the electricity company by the Date of Commencement of the Lease and shall arrange for an electricity meter to be installed at its expense with respect to the Leased Premises by such date.

14.6 In no event will the Lessee be allowed to perform any work or installation or use or modification requiring electricity or air-conditioning in excess of the amounts and volumes set forth in Appendix B (technical specification).

         It is hereby clarified and agreed that the Lessee may perform electrical, sanitary plumbing and air-conditioning work at the Leased Premises through contractors to be chosen thereby, provided that it shall have given the contractors performing work on the Project (for the Lessor) the right of first refusal to perform such work, if their prices shall be identical to the prices contained in proposals to be received by the Lessee from contractors chosen thereby. The Lessee's carrying out such work through contractors performing work on the Project for the Lessor - Sharon Ltd. and Calorit Ltd. - shall impose no liability on the Lessor.

14.7 It is hereby expressly stipulated that any covering, coating or concealment of the "piping of the building", and any construction in the vicinity of the "piping of the building", whether inside or outside the Leased Premises, must be made in such a manner so as to allow the Lessor (and others acting on its behalf) easy access to the pipes, in order to perform repairs or additions to or replacements of pipes, and so that any covering, coating, concealment or construction in the vicinity of "piping of the building" must be made so as to be easily removable without any difficulty for the performance of the aforesaid throughout the Term of the Lease.

         The provisions of this Section 14.7 apply both with respect to Interior Work performed by the Lessee and with respect to work on the Leased Premises due to be performed, under this agreement, by the Lessor (if any).

         The provisions of this section with respect to facility of access to the "piping of the building" and the servicing thereof apply also with respect to the Lessee's interior design and to the placing of furniture and cupboards, all in order to allow the Lessor (and others acting on its behalf) easy access to the "piping of the building" for the servicing thereof, or for the performance of additions thereto.

         The term "piping of the building" shall mean any pipe (including drainage, water, sewage and sanitary pipes, insertion pipes of other systems such as electricity, communications etc.) serving the building at which the Leased Premises or another unit in the building of the Leased Premises are located.

         The performance of servicing or additions at the locations of the "piping of the building" as set out above shall be made by the Lessor after prior coordination by the Lessor with the Lessee, if possible (except for particularly urgent emergencies); if the Lessor shall cause damage to the covering near the "piping of the building" serviced or added to, then the Lessor shall be responsible for reinstating the former condition thereof.

14.8 Each of the provisions of this Section 14 is a fundamental term of the agreement, breach of which constitutes a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

15.      Return of the Leased Premises to the Lessor
         -------------------------------------------

15.1 Upon expiration of the Term of the Lease and at any time prior thereto, if the lease shall terminate or expire prior to the full term thereof, the Lessee shall return the Leased Premises to the Lessor, vacant of any person and object, the Leased Premises being in the condition set forth in Section 15.2 hereunder.

15.2 The Lessee undertakes to return the Leased Premises to the Lessor in a good and proper condition as received, except for fair wear and tear, in addition to all Interior Work, including all improvements, renovations, work, additions, modifications and systems to be performed or erected at the Leased Premises, whether by the Lessor or by the Lessee. The Lessor reserves the right to require the Lessee to remove any addition or work or facility performed or erected by the Lessee, provided that it shall notify the Lessee of its said demand at the time of approval of the Lessee's plans, submitted to the Lessor for approval pursuant to this agreement. In such a case, the Lessee shall be obliged to remove the same as required by the Lessor and to reinstate the former condition of the Leased Premises as surrendered to the Lessee, by the date of return of the Leased Premises to the Lessor.

         If the Lessor shall not have required the Lessee to remove any work, addition, facility or system (including according to Appendix C of the agreement), then they shall all belong to the Lessor, and the Lessee shall be entitled to no right for payment, indemnification or consideration therefor from the Lessor.

15.3 Shortly prior to the expiration of the lease, the Lessor shall draw a list of work, defects and repairs (each, the "Repairs"), which the Lessee shall be required to perform by the date of return of the Leased Premises to the Lessor. It is clarified that the said list of work, defects and repairs shall not refer to any addition or work or facility performed or erected by the Lessee at the Leased Premises, but the Lessor shall be entitled to require the Lessee to remove the same, as set out in subsection 15.2 above.

15.4 The list referred to in Section 15.3 shall also include prices for the cost of the Repairs; in the event that the Lessee shall have failed to perform the Repairs by the end of the lease, then the Lessor shall be entitled to perform the same in lieu thereof, and the Lessee shall have to pay the Lessor, by the end of the lease, the value of the cost of the Repairs, also if the Lessor shall not have performed the same at such time or will not perform the same. The provisions hereof shall not derogate from any right of the Lessor's against the Lessee to receive any compensation or remedy due to the Lessee's failure to timely perform the Repairs, pursuant to the provisions of this agreement (including compensation due to any delay in a lease to others).

         Should the Lessee dispute the prices stated with respect to the cost of the Repairs, an Engineer agreed upon by both parties shall resolve the dispute no later than two weeks prior to the end of the lease. In the event that the parties shall fail to agree on the identity of the engineer, then such engineer shall be named by the secretary (or chairman) of the A.A.A.I. Association in the District of Jerusalem (pursuant to the request of either party), provided that the appointment and decision thereof shall be made within two weeks from the date of the Lessee's notice disputing the prices.

15.5 No later than two weeks prior to the end of the lease, the Lessee shall deliver to the Lessor approvals from the municipality, the electricity company and Bezeq whereby the Lessee shall have paid all payments imposed thereon with respect to the period up to the end of the lease, including water, electricity, municipal taxes and communication.

15.6 Each of the provisions of this Section 15 is a fundamental term of the agreement, breach of which shall constitute a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

16.      Maintenance of the building and services and facilities in the building
         -----------------------------------------------------------------------
         serving the Leased Premises and the Lessee's guests
         ---------------------------------------------------

16.1 The Lessor undertakes to provide a Management Company, the duties of which shall be to manage and operate the Project and to maintain the Project, the entrances thereof (including paved areas, open areas and squares on the Land of the Project) and the passages and stairs therein, the systems of the Project and the external parts of each building in the Project.

16.2 The Lessor undertakes to provide a Management Company, the duties of which shall be to operate systems and facilities serving the Project, and to maintain the cleanliness of the Project.

16.3 The services of the Management Company shall apply only to such parts of the Project, surfacing of which has been completed.

16.4 The Lessor hereby notifies that it has named Park Meir Management Company Ltd. as the Management Company, which shall serve as the Management Company so long as the Lessor shall not determine otherwise.

16.5 The Lessee undertakes to enter into a contract with the Management Company at the time of signing of this agreement. Any breach of the contract with the Management Company shall be deemed as a breach of this agreement. In addition, the Lessee's failure to enter into such contract with the Management Company shall be deemed as a breach of a fundamental term of this agreement.

16.6 The Management Company shall arrange to maintain various insurance policies as set forth in the management contract, and it shall further be entitled to add or remove various insurance policies. However, the maintenance of insurance policies by the Management Company shall not derogate from the Lessee's liability or derogate from the Lessee's obligation to take out insurance.

16.7 The Lessee undertakes to pay the Management Company from the period commencing on January 1, 2001 and ending upon expiration of the lease and return of possession of the Leased Premises to the Lessor pursuant to the provisions of this agreement.

16.8 The following modifications shall be made in the following provisions of the management contract:

         16.8.1 In Section 3.1, the word "undertakes" shall replace the word "assumes".

         16.8.2 Section 3.1.7 - cleaning of exterior windows of units in the Project - shall be added. Section 3.2.5 shall be removed.

         16.8.3 Section 3.1.8 - guarding and supervision services for the public areas, the Management Company's areas and the systems of the Project - shall be added. Section 3.2.1 shall be removed.

         16.8.4 Section 3.1.9 - posting of signs, direction and central signs directing to buildings and to the various parts of the Project, and direction and identification signs in buildings of the Project, posting of other signs, including determination of the design, size and location of signs belonging to various tenants of the Project, and maintenance and renewal of signs in the Project - shall be added. Section 3.2.4 shall be removed.

         16.8.5  The following words shall be added at the end of Section 3.2.6:
                 "in the event that the Lessee is included in such units".

         16.8.6  Section 3.2.7 shall be removed.

         16.8.7  The word "reasonable" shall replace the word "only" in
                 Section 3.2.9.

         16.8.8 The following words shall be added at the beginning of Section 3.4: "Subject to fulfillment of the company's undertakings pursuant to this contract,".

         16.8.9  The following words shall be added at the end of Section 3.5:
                 "The aforesaid notwithstanding, the Management Company shall not be responsible for the construction of the Project and/or marketing of the same and/or any other issue not related to the performance of mandatory or permitted services".

         16.8.10 The following words shall be added at the end of Section 4.9:
                 "The air-conditioning shall be operable at the Leased Premises at least on Sundays through Thursdays between 07:30 and 20:00. It is clarified that the Management Company shall be entitled to extend the hours of operation of the air-conditioning at the discretion thereof, including on Fridays".

         16.8.11 The following words shall be added at the end of Section 4.15:
                 "Elevators and central lighting shall be operable 24 hours a day, 7 days a week. At the Lessee's request and subject to the conditions stipulated in this management contract, the air-conditioning shall be operated at the Leased Premises also beyond the days and times set out in Section 4.9 above".

         16.8.12 The following words: "unless caused due to an act and/or omission of the company or on its behalf", shall be added after the words "all of the aforesaid" on the fifth line in Section 4.16.

         16.8.13 The following words shall be added at the end of Section 4.7:
                 "The foregoing bylaws shall not derogate from the rights of the tenant pursuant to this agreement".

         16.8.14 The following words shall be added at the end of Section 4.15:
                 "In the event that the tenant shall have disputed the company's charges for the operation of the air-conditioning systems outside the ordinary hours of operation, such dispute shall be resolved by an air-conditioning consultant of the company's and/or of the owner's, and his decision shall be final".

         16.8.15 The following words shall be added at the beginning of Section 5.1: "Subject to that the company shall fulfill the undertakings thereof pursuant to this contract". The following words shall be added at the end of the section: "It is clarified that the aforesaid shall impose no obligation on the Lessee to receive services from the company in the Leased Premises which are not part of the mandatory services, as defined in this contract".

         16.8.16 The following words shall be added after the parentheses in
                 Section 5.2: "It is agreed that the provisions of the "Project bylaws" shall not derogate from the Lessee's rights pursuant to this contract".

         16.8.17 The following words shall be added at the end of Section 5.3:
                 "Any entry to the Leased Premises (whether by virtue of this contract or by virtue of the lease agreement) shall be made only after prior coordination with the Lessee, except for emergencies".

         16.8.18 The following words shall be added after the word "utter" in the second line of Section 5.4: "during the term of the lease, unless use of the Leased Premises shall have been prevented due to an act and/or omission of the company and/or of the Lessor and/or due to force majeure".

         16.8.19 Section 5.5 shall be removed.

         16.8.20 A comma shall be added at the end of the first sentence in
                 Section 5.6, followed by the words "if the tenant shall request such service from the company".

         16.8.21 The following words shall be added after the definition of "existing units" in Section 6.1: "It is hereby clarified that municipal taxes for unleased units in the building shall be paid by the owners".

         16.8.22 The following words shall be added after the definition of "actual expenses" in Section 6.1: "It is hereby clarified that the actual expenses shall not include the cost of supply and consumption of electricity, air-conditioning etc., with respect to unoccupied units in the building during the period of performance of adjustments and interior work by the tenants of such units, and such period only".

         16.8.23 The following words shall be added at the end of Section 6.1:
                 "It is hereby clarified that the actual expenses shall not include expenses unrelated to the management and maintenance of the Project. Expenses involved in parking lot areas, with respect to non-subscribers, will not be included in the expenses of the company and shall be borne by the operator of the parking lot alone".

         16.8.24 The following paragraph shall be added at the end of Section 6.2: "The aforesaid notwithstanding, co-payment towards the company's expenses, payable by the tenant shall not exceed, during the first period of the lease and this period only, an amount in NIS equal to NIS 14.4 per one m2 gross, linked to the consumer price index and in addition to V.A.T. as set out in the law. In the event that co-payment towards the company's expenses shall exceed the said amount, the tenant shall be exempt from paying any sum above the said amount, during the first period of the lease and this period only".

         16.8.25 Section 6.6 shall be removed.

         16.8.26 The following words shall be added at the end of Section 6.7:
                 "It is clarified that the aforesaid shall apply only to the extent that the expenses incurred for the purpose of gaining such income, directly or indirectly, shall not be included as part of the actual expenses (including expenses for materials, work, administration, general etc.)".

         16.8.27 A comma shall be added at the end of Section 6.8, followed by the words "and all subject to the provisions of the second paragraph of Section 6.2 above".

         16.8.28 The following words shall be added to Section 7.2: "The Lessee shall be entitled to peruse the company's books of account with respect to the actual expenses, the services and actions thereof in the Project, twice a year, after coordination with the company".

         16.8.29 The words "double the rate" shall be removed from the fifth line of Section 8.1.

         16.8.30 Section 8.4 shall be removed.

         16.8.31 Section 9.3 shall be removed.

         16.8.32 The following words shall be added at the end of Section 9.4:
                 "and without derogating from the owners' undertakings pursuant to this agreement and/or the lease agreement; furthermore, the performance of the Management Company's undertakings through subcontractors shall not derogate from the undertakings thereof pursuant to this agreement. It is hereby clarified that in the event that the Company shall transfer the obligations and rights thereof under this management contract to another, such transfer shall be made on the condition that the transferee shall assume all the undertakings of the Management Company under this management contract towards the tenant".

         16.8.33 The following words shall be added after the words "the tenant's unit" in the second line of Section 9.6: "Provided, however, that the tenant shall be responsible for such repairs pursuant to the lease agreement".

         16.8.34 Section 9.7 shall be removed.

         16.8.35 The last sentence in Section 12 shall be removed. A comma shall be added at the end of the first sentence, followed by the following words: "provided that it shall have given the tenant a warning of its intention of so doing at least 7 days prior to the termination of services as aforesaid".

         16.8.36 The second paragraph in Section 13 shall be removed.

17.      Payments in arrears
         -------------------

         Without derogating from any right available to the Lessor pursuant to the agreement and any law due to the breach of the agreement, it is agreed that in any event in which the Lessee shall be late in paying any amount owed thereby to the Lessor pursuant to this agreement, the Lessee shall pay such amount to the Lessor with indexation, as set out in this agreement (and in the lack of a Basic Index with respect to the amount, then the "Basic Index" with respect to such amount shall be the index known on the date on which the Lessee shall have had to pay such amount), in addition to arrears interest double the interest rate (including commissions and costs) charged by Bank Hapoalim Ltd. (Tel Aviv main branch) in debit accounts of non-preferred clients; the calculation of such arrears interest shall be made in the manner and method as calculated by Bank Hapoalim Ltd. during the period of arrears (including compound interest).

         In the event that payment of Rent by the Lessee shall be no more than seven days in arrears, the Lessee shall pay the Lessor arrears interest at the rate of interest charged in debit accounts of Bank Hapoalim for the amount in arrears.

18.      Damages, restitution and remedies
         ---------------------------------

18.1 It is agreed that the payments and amounts owed by the Lessee, the dates of payment thereof and the rendering of the guarantees in full are fundamental terms of the agreement. This provision shall supplement any other provision in this agreement and in the appendices thereof, in which various provisions have been determined to be fundamental terms of the agreement.

         The aforesaid notwithstanding, a delay of no more than seven days in the payment of Rent shall not be deemed as a breach of this agreement by the Lessee, provided that the Lessee shall pay the Lessor arrears interest at the rate of interest charged in debit accounts of Bank Hapoalim for the amount in arrears (up to seven days as aforesaid).

18.2 In the event that the Lessee shall have breached a fundamental term of the agreement, and in the event that the Lessee shall have breached any other term and shall have failed to rectify such breach within 30 days from the date of receipt of warning thereof, such failure shall be deemed as a fundamental breach of the agreement and the Lessor shall be entitled to terminate the agreement. Termination shall be made by written notice to be delivered to the Lessee or sent thereto by registered post.

18.3 In the event that the agreement shall have been lawfully terminated by the Lessor, as aforesaid, the Lessee shall be obliged to vacate the Leased Premises within two weeks from the date of termination, and the vacation shall be subject to the provisions of Section 15 above.

18.4 In addition to any remedy to which the Lessor is entitled, pursuant to the agreement or any law, due to the breach of the agreement by the Lessee, the Lessor shall be entitled to compensation from the Lessee for all damages, losses and diminution of revenue caused thereto as a result of the breach by the Lessee or due to the exercise of any remedy available to the Lessor.

         Without derogating from any right, compensation and other remedy to which the Lessor is entitled, it is agreed that the Lessee shall be obliged to pay the Lessor a daily fee for each day of delay in returning the Leased Premises to the Lessor pursuant to the provisions of Section 15 above, the amount of which shall be equal to 1/15th of the Monthly Rent. The Lessor's right to the fee and the Lessee's obligation to pay the same shall confer no right on the Lessee.

         It is agreed that the Lessor shall be entitled to liquidated damages in the event of the breach of any fundamental term by the Lessee, in an amount equal to the Rent due to the Lessor for 6 months of lease. The scope of such compensation is determined by the parties, after having been properly estimated by them while taking into consideration the length of the lease period and the special terms of the Rent determined by the Lessor in this agreement, and while taking into consideration other special terms agreed upon by the Lessor. The Lessor shall be entitled to the liquidated damages in addition to any damages, fees, rights or remedies available to the Lessor pursuant to this agreement and any law.

18.5 Any amount of any kind which a party to the agreement shall have paid in lieu of the other party, shall be repaid by the other party to the first party within one week from the date of the first party's demand, in addition to indexation to be calculated from the date of payment until the end of such week; however, it is hereby expressly agreed that the Lessee shall not be entitled to offset any debt owed thereto by the Lessor pursuant to this section, or at all, against any payment owned by the Lessee to the Lessor.

18.6 The Lessor shall be entitled to foreclose guarantees and securities provided by the Lessee pursuant to Section 19 hereunder, in addition to any remedy and compensation to which the Lessor is entitled pursuant to the agreement and any law.

19.      Guarantees
         ----------

19.1     Revoked.

19.2 As security for the fulfillment of the undertakings thereof, the Lessee hereby delivers to the Lessor an autonomous financial bank guarantee in the amount of NIS 1,154,130 (one million, one hundred fifty four thousand, one hundred and thirty New Israeli Shekels) (linked to the index), in the form of the document attached to this agreement as an integral part hereof and marked "Appendix F". The sum of the bank guarantee as of the date of signing of the agreement is equal to $240,360 in addition to V.A.T. (which are, at present, equal to six months' Monthly Rent).

         The Basic Index for the bank guarantee shall be 105.8 points (April 2000 index).

         The bank guarantee shall be in favor of the Lessor, and shall be valid for one year and three months from the date of signing of this agreement; the Lessee undertakes to extend the validity thereof so long as the Term of the Lease shall be in effect, for another year, in such a manner that there will always be such bank guarantee in favor of the Lessor, and that such bank guarantee shall be in effect for three months after expiration of the Term of the Lease.

         Extension of the bank guarantee must be carried out no later than two weeks prior to the expiration thereof. In the event that the Lessee shall fail to extend the validity thereof, the Lessor shall be entitled to exercise the same.

19.3 It is agreed that the Lessor shall be entitled to exercise the bank guarantee in the event that the Lessee shall fail to take possession of the Leased Premises on the date fixed herein, or in the event that the Lessee shall not have fulfilled any pecuniary obligation by such time, and in order to cover any undertaking and debt owed by the Lessee (to both the Lessor and the Management Company), and to cover any damage caused thereto by the Lessee, and in any event of breach of a fundamental term of the agreement by the Lessee (in addition to any remedy to which the Lessor shall be entitled under any law and the agreement); Provided, however, that it shall have given the Lessee - as a courtesy only, and without derogating from the autonomy of the bank guarantee - notice of its intention of exercising the same at least seven days in advance.

         Exercise of the bank guarantee will not constitute, per se, revocation of the agreement, and the Lessee shall be obliged, immediately after exercise of the guarantee, to deliver a new bank guarantee to the Lessor in the form of Appendix F hereof, in such amount and of such effect as set out in Section 19.2 above.

19.4 The Lessor shall return the bank guarantee (or any amount remaining therefrom after exercise thereof) to the Lessee no later than three months after expiration of the lease, provided that the Lessee shall owe the Lessor no debt or amount at such time.

19.5 For the purpose of collecting and repaying any debt of the Lessee's and in order to ensure fulfillment of any obligation imposed on the Lessee (including any debt or obligation of the Lessee to the Management Company), the Lessor may exercise any security and any guarantee individually, or all of them, or any part of them together, and neither the Lessee nor any guarantor shall be entitled to prevent the Lessor from so doing. Bank guarantees in this agreement are autonomous and are not contingent on this agreement or otherwise, and neither the Lessee nor anyone who shall have caused the issuance of the bank guarantee shall be entitled to delay the exercise of the bank guarantee for any reason.

19.6 Any delay in the delivery of the guarantees pursuant to Section 19 shall entitle the Lessor to postpone surrender of possession of the Leased Premises to the Lessee, but the Term of the Lease shall be calculated from the Date of Commencement of the Lease as determined by the Lessor, and the Lessee shall be liable for payment of Rent (and payment to the Management Company) and for any obligation imposed thereon pursuant to this agreement as of the "Date of Commencement of the Lease" or from the date set out herein, also if it shall have failed to take possession of the Leased Premises as aforesaid.

19.7 Each of the provisions of this Section 19 constitutes a fundamental term of this agreement, breach of which shall constitute a fundamental breach of the agreement, subject also to the provisions of Section 18 hereunder.

20.      Miscellaneous
         -------------

20.1 The Lessee shall pay the Lessor, in connection and together with any payment made to the Lessor, value added tax at the lawful rate thereof at the time of payment. The Lessor shall deliver a tax invoice to the Lessee after the payment, within the period of time fixed in the law.

20.2 The parties shall bear the costs of stamping this agreement in equal shares.

20.3 The Lessee shall be entitled to post an identifying signpost in the building of the Leased Premises. The size, design outline and location thereof must be approved in advance and in writing by the Lessor, in addition to any permit required by law, all under the Lessee's responsibility and at its expense.

20.4 The Lessee undertakes to properly comply with the provisions of any law in effect during the lease with respect to the Leased Premises, the use thereof, the business conducted therein and any act performed therein, throughout the duration of the lease.

         The Lessee shall be liable for any damage or cost incurred by the Lessor due to the Lessee's failure to fulfill such undertakings, and the Lessee shall be obliged to indemnify the Lessor, immediately upon demand, for any damage, fine, loss or expense incurred by the Lessor.

20.5 It is agreed that only actual payment of any amount owed by the Lessee to the Lessor, or the actual clearance of a promissory note, including payment of Rent, shall be deemed as proper payment. The mere delivery of promissory notes to the Lessor, pursuant to the provisions of this agreement, or the endorsement thereof, shall not constitute payment.

20.6 The Lessee confirms that it has examined the plans applicable to the Project and the Leased Premises at the planning and building authorities, and its ability to operate the Leased Premises in accordance with the purpose of the lease, and that it neither has nor shall entertain claims of any kind in connection with its ability or inability to lawfully obtain a business license.

         The failure to lawfully obtain a license, or any revocation of such license, shall not entitle the Lessee to terminate the lease. It is hereby expressly agreed that the Lessor neither undertakes, nor is liable to the Lessee or at all for any matter relating to the license required by the Lessee and in connection with the Lessee's ability to use the Leased Premises.

         All expenses, taxes and mandatory payments required in order to receive and maintain the license shall be borne by the Lessee alone. If the Lessor shall incur any cost due to the need for a license, or due to receipt or maintenance thereof, the Lessee shall repay the Lessor therefor within one week from being required to do so by the Lessor.

         The Lessee shall use the Leased Premises only in accordance with the purpose of the lease and with the provisions of any law.

         The provisions of this subsection notwithstanding, the Lessor undertakes to employ its best efforts in order to obtain a Form 4 for the Leased Premises by October 1, 2000. This date shall be postponed for no more than three months if the Form 4 shall not have been obtained by such time for reasons outside the Lessor's control. If the Lessor shall not be in possession of the Form 4 by the date of surrender of possession, the Lessor undertakes to provide the Lessee with written confirmation from the safety engineer that there is no safety-related problem in taking possession of and occupying the Leased Premises. The Lessor undertakes that in any case it shall have the Form 4 no later than three months from the said date. The Lessor undertakes to indemnify the Lessee for any damage and/or expense incurred or suffered thereby due to the fact that the Form 4 shall not have been obtained with respect to the Leased Premises, including for damage caused due to the non-receipt of insurance payments because of the absence of the Form 4.

20.7 The parties agree that this agreement alone reflects all that is stipulated, binding and agreed by and between the parties. No information, document, consent or notice given to the Lessee by the Lessor or on its behalf, if given, prior to the signing of this agreement, is or shall be of any effect.

         No obligation, stipulation, waiver or modification of the agreement shall be of any effect unless made in advance and in writing. The failure to exercise any remedy or guarantee shall not be deemed as a waiver.

20.8 The Lessor shall be entitled to transfer or pledge the rights thereof under this agreement to another or to others. The Lessor shall notify the Lessee thereof.

20.9 It is agreed that the Lessee shall be entitled to operate the Leased Premises also during the evening and night hours and on Saturday nights, after the Sabbath is out, and the Lessor confirms that it has no objection thereto; provided that the hours of operation shall comply with the provisions of any law. With respect to the operation of the systems of the Project during such hours or on Saturday nights, the Lessee shall coordinate such matters with the Management Company, and the operation of the systems and services of the Management Company (including air-conditioning) shall be made against such payment and under such terms and conditions as the Management Company shall determine. The Lessee has noted that it shall be required to pay special payments to the Management Company for the operation of the Leased Premises and the operation of the systems and the rendering of the services of the Management Company outside normal hours of operation and on Saturday nights, according to terms to be determined by the Management Company.

20.10 For the sake of good order, it is hereby emphasized that the Project shall not be operated on Saturdays, holidays and days of rest under any law. The Lessee has noted that the Project shall be closed at such times, and that emergency entry thereto shall only be possible through an entrance to be determined by the Management Company.

20.11 Since the Lessee is a limited company, it is agreed that the Lessor shall be entitled to terminate this agreement if a receivership order (including a temporary order) or a winding-up order (including a temporary order) shall be issued against the Lessee, in the event that such orders are not revoked within 30 days from the date of issuance thereof.

20.12 It is agreed that the only venue for any legal proceeding between the parties shall be a court in Jerusalem.

21.      Special provisions
         ------------------

21.1 The Lessee undertakes that the appearance of the Leased Premises shall be kept clean and tidy at all times, both in the interior parts of the Leased Premises and in the exterior parts. The Lessee undertakes to continuously maintain the cleanliness of the Leased Premises.

21.2 The Lessee shall leave no furniture, fittings, packages, boxes, material, equipment, garbage or objects outside the Leased Premises. The Lessee shall make no use of any part of the building and the Project other than for passage to and from the Leased Premises.

21.3 The Lessee undertakes to receive no supplies at the Leased Premises at times and routes other than those determined by the Management Company, as set out in the contract with the Management Company.

21.4 The Lessee undertakes not to dispose of garbage, waste or packages from the Leased Premises, other than at times and through routes to be determined by the Management Company.

         The Lessee undertakes to store all waste, garbage and packages at a concealed place in the Leased Premises until it shall be entitled to dispose of the same as aforesaid.

21.5 The Lessee undertakes to perform no act and to make no use of the Leased Premises causing noise, odors, shock, smoke, dirt or a nuisance.

22.      Notices
         -------

         Any notice from either party to the other, delivered at the following address or sent thereto by registered post shall be deemed to have been received within 72 hours from the time of dispatch thereof by registered post (and in the event of delivery by hand - within 12 hours from the time of delivery thereof).

         The Lessee shall neither deliver nor send any notice, the day on which such notice shall be deemed to have arrived or been delivered shall be a Friday or the eve of a holiday or a Saturday or a holiday or the intermediate days of Passover and Succoth.

         The addresses of the parties for the purposes of this agreement shall be:

         The Lessor - 27, Hamered St., Tel Aviv (c/o "Isras") or any other address in Tel Aviv of which the Lessor shall notify the Lessee in writing.

         The Lessee - at the Leased Premises or at Building 6, Kiriat Hamada
                      St., Har Hotzvim, P.O.B. 45017, Jerusalem (each and either one of these two addresses). The Lessee's address at the Leased Premises shall not change.

23.      Extension of the Term of the Lease
         ----------------------------------

23.1 It is agreed that the Lessee shall be entitled to extend the Term of the Lease for six additional periods of two years each, from January 1, 2005 until December 31, 2016, provided that the conditions set forth in this section below shall have been met.

23.2 In the event that the Lessee shall wish to extend the Term of the Lease for an additional period of two years as aforesaid, the Lessee shall notify the Lessor thereof by written notice to be delivered to the Lessor no later than March 31 of each of the years 2004, 2006, 2008, 2010, 2012 and 2014.

23.3 In the event that the Lessee shall have notified the Lessor of the extension of the Term of the Lease as aforesaid, the Term of the Lease shall be extended for another two years, and all the provisions of this agreement with the appendices thereof, the provisions of the management contract and the provisions of the parking agreement shall apply thereto, mutatis mutandis, and subject to the provisions of subsections
         23.4 and 23.5 hereunder.

23.4 In the event that the Lessee shall have notified the Lessor of its intention of extending the Term of the Lease as aforesaid, the Term of the Lease shall be extended as aforesaid, provided that the Lessee's notice of the extension of the Term of the Lease shall have been given on one of the dates set out in subsection 23.2 above, and subject to that the Lessee shall have fulfilled all the undertakings thereof in this agreement.

23.5 In the event that the Term of the Lease shall have been extended as aforesaid, the Rent to be paid by the Lessee to the Lessor in each of the extended lease periods shall be as set out in Section 5.2 above.

24.      Right of first refusal
         ----------------------

24.1 The parties agree that the Lessee shall have a right of first refusal with respect to the lease of additional areas of approximately 1,000 m2 adjacent to the Leased Premises (level 718), demarcated in yellow on the drawing of the Leased Premises (hereinafter: the "Additional Areas"), pursuant to the terms and conditions set forth in this section hereunder.

         This right shall be available to the Lessee until December 31, 2001, at which time it shall expire ipso facto.

24.2 In the event that the Lessor shall have received an offer to lease any of the Additional Areas, the Lessor shall notify the Lessee thereof in writing, stating the size of the area proposed to be leased, the location thereof, the proposed duration of the lease and the rent proposed by the potential lessee.

24.3 The Lessee shall be entitled to notify the Lessor in writing, within 15 business days, of its wish to exercise its right with respect to the Additional Areas and to lease the same in lieu of the potential lessee.

24.4 In the event that the Lessee shall have notified the Lessor as aforesaid, the Additional Areas shall, starting three months after delivery of such notice by the Lessee, become part of the Leased Premises, as defined in this agreement, and shall be subject to all the provisions of the lease agreement, the appendices thereof, the management contract and the parking agreement signed at the time of signing of this lease agreement, mutatis mutandis and subject to the provisions of Section 24.5 hereunder.

         Without derogating from the aforesaid, the Lessor shall be entitled to require the Lessee to sign an additional lease agreement - identical to this lease agreement, mutatis mutandis - with respect to the Additional Areas, and the Lessee shall do so within 15 days from the date of receipt of the Lessor's demand as aforesaid; failure to do so shall release the Lessor from any obligation to the Lessee with respect to this right of first refusal.

24.5 If the Lessee shall exercise its said right, the Lessee shall pay the Lessor, starting three months after the date of delivery of the Lessee's notice as aforesaid, rent for the Additional Areas at the rate set out in Section 5 hereof, as being on the date of commencement of the lease of the Additional Areas.

24.6 In the event that the Lessee shall have given no notice of its wish to exercise its right with respect to the Additional Areas within the time frame set out in Section 24.3 above as aforesaid, the Lessor shall be entitled to lease the same to the potential lessee.

24.7 It is agreed and clarified that the Lessee's right of first refusal as set out in this section refers to the lease of all the Additional Areas, i.e., approximately 1,000 m2. In the event that the Lessor shall have notified the Lessee of an offer to lease an area contained in the Additional Areas but not all of the Additional Areas, the Lessee shall be entitled to exercise its right as aforesaid and to lease all of the Additional Areas from the Lessor. In the event that the Lessee shall refuse to lease all of the Additional Areas and shall wish to lease only the area contained therein, to which the proposal of the potential lessee shall refer, the Lessor shall not be obliged to lease the same to the Lessee and shall be entitled to lease the same to the potential lessee.

24.8 The provisions of Section 24.7 above notwithstanding, it is agreed that in the event that the Lessee shall not have exercised the right of first refusal conferred thereon pursuant to this section and the Lessor shall have leased an area contained in the Additional Areas to the potential lessee, the Lessee shall be entitled to lease the remaining areas contained in the Additional Areas, after deduction of the area leased to the potential lessee from the Lessor, provided that it shall have notified the Lessor of its wish to do so within fifteen business days from the date of the Lessor's communication thereto concerning the potential lessee's proposal, and shall have fulfilled the Lessor's requirement to sign an additional lease agreement as set out in Section 24.4 above.

25. Since the Lessor has pledged the rights thereof in the Project and the Leased Premises for the construction of the Project and as part of the financial support provided by Bank Hapoalim, it is therefore agreed that the Lessor pledges and assigns by way of a pledge all of the rights thereof against the Lessee to Bank Hapoalim, and hereby irrevocably instructs the Lessee to pay the Rent and all other payments, due and to be due thereto from the Lessee pursuant to this lease agreement, to the Lessor's account #696653 at the Rabin Square branch in Tel Aviv (#609) of Bank Hapoalim. The Lessee's signing of this lease agreement constitutes an undertaking on its part to the bank to act as aforesaid.

26.      Permission to park at the parking lots of the Project
         -----------------------------------------------------

         The Lessor confirms that 20 parking spaces (numbers ___ to ___, inclusive, in the parking lot of Building B) and 80 parking spaces (numbers ___ to ___, inclusive, in the parking lot in Building C) - 100 parking spaces in total, shall be allotted to the Lessee in the parking lots of the Project, for the duration of the Term of the Lease, provided that the Lessee shall enter into a separate "parking agreement" with the parking lot operator, shall pay the parking fee in accordance with the "parking agreement" and shall fulfill all the other terms and conditions of the "parking agreement".

         It is agreed that the monthly parking fee for each parking space shall be NIS 287 (two hundred eighty seven New Israeli Shekels) (in addition to V.A.T.), linked to the index (Basic Index: 105.8 points).

         At the time of signing of this agreement, the Lessee and the Lessor are signing also a "parking agreement", but the Lessee confirms that the "parking lot operator" pursuant to the "parking agreement" shall be determined by the Lessor after the signing of the "parking agreement", and that any right and obligation of the "parking lot operator" shall belong to the said "parking lot operator" in lieu of the Lessor.

         Once the "parking lot operator" shall replace the Lessor, the Lessor shall have no obligation with respect to parking and to the parking lot, except for the confirmation thereof that the Lessee is entitled (under the foregoing conditions) to the said parking spaces, in consideration for the said fee.

         In all matters pertaining to parking, only the provisions of the "parking agreement" shall apply.


In witness whereof, the parties have hereto set their hands,

This day, _____________, in Jerusalem


 /s/ Eli Kamar and Yair Verman                        /s/ Tal Mundlak-Avnon
-------------------------------                      -----------------------
Har Hotzvim Properties Ltd.                                  Vyyo Ltd.
The Lessor                                                  The Lessee


I, the undersigned, Meir Tzeiger, Adv., do hereby confirm that the said Lessee (VYYO Ltd., P.C. 51-086689-0), the details of which are as aforesaid, has signed the said agreement and the appendices thereof before me, and I confirm that its signature as aforesaid is binding upon it.


This day, ________________, in _______________.


  /s/ Meir Tzeiger
----------------------
  Meir Tzeiger, Adv.